                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                       TO TENDER SHARES OF COMMON STOCK
                SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                  AND CLASS A COMMON STOCK PURCHASE WARRANTS

                                      OF

                        AMERICAN COUNTRY HOLDINGS INC.

                                      AT

                          $2.10 NET PER COMMON SHARE

                        $12.00 NET PER PREFERRED SHARE

                                      AND

                        $0.175 NET PER CLASS A WARRANT

                                      BY

                            KFS ACQUISITION CORP.,
                         A WHOLLY-OWNED SUBSIDIARY OF

                       KINGSWAY FINANCIAL SERVICES INC.



 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
            ON MONDAY, APRIL 1, 2002, UNLESS THE OFFER IS EXTENDED.

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, par value $0.01 per share (the "Common Shares"), shares of Series A Convertible Preferred Stock, par value $0.10 per share (the "Preferred Shares") or Class A Common Stock Purchase Warrants (the "Class A Warrants"), of American Country Holdings Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach LaSalle Bank National Association (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase, dated February 27, 2002 (the "Offer to Purchase")). Unless the context requires otherwise, all references to "Shares" shall mean Common Shares and Preferred Shares, all references to "Warrants" shall mean Class A Warrants, and all references to "Securities" shall mean Shares and Warrants. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See "The Offer--Procedures for Tendering Securities" of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                       LASALLE BANK NATIONAL ASSOCIATION

                          By Facsimile Transmission:
                                (312) 904-2236

                             Confirm by Telephone:
                                (312) 904-2312

     By Mail or Overnight Courier:              By Hand in New York:

   LaSalle Bank National Association            The Bank of New York
       135 South LaSalle Street                 ATTN: Rolando Salazar
               Room 1811                     15 Broad Street, 16th Floor
        Chicago, Illinois 60603               New York, New York 10286

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to KFS Acquisition Corp. ("Purchaser"), a Delaware corporation and an indirect wholly-owned subsidiary of Kingsway Financial Services Inc., an Ontario corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2002 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Securities specified below pursuant to the guaranteed delivery procedure set forth in "The Offer-- Procedures for Tendering Securities" of the Offer to Purchase.

[_]Check here if tendering Common        Name(s) of Record Holder(s):
Shares                                   --------------------------------------
[_]Check here if tendering Preferred     --------------------------------------
Shares                                   --------------------------------------
[_]Check here if tendering Class A                   (Please Print)
Warrants                                 Address: _____________________________

                                         --------------------------------------
Number of Common Shares Tendered: ____   --------------------------------------
Number of Preferred Shares Tendered: _                               (Zip Code)
Number of Class A Warrants Tendered: _   Area Code and Tel. No.: ______________

                                         Signature(s): ________________________
Certificate Nos. (if available):         --------------------------------------

 Common Stock: _______________________
 Preferred Stock: ____________________
 Class A Warrants: ___________________

Check if Shares will be tendered by
book-entry transfer: [_]

Name of
Tendering Institution: _______________
Account Number: ______________________
Dated: _______________________________

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED


                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) "owns" the Securities tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Securities complies with Rule 14e-4 and (c) to deliver to the Depositary the Securities tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof), and any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq Small Cap Market trading days after the date hereof.
 -------------------------------------   -------------------------------------
             Name of Firm                        Authorized Signature
 -------------------------------------   -------------------------------------
                Address                                  Title
 -------------------------------------   Name: _______________________________
       City, State and Zip Code                 (Please Type or Print)
 Area Code and Telephone Number: _____   Dated: ______________________________

DO NOT SEND CERTIFICATES FOR SECURITIES WITH THIS FORM. CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.